As filed with the Securities and Exchange Commission on June 28, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BroadSoft, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	52-2130962
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
220 Perry Parkway
Gaithersburg, Maryland 20877
(301) 977-9440

(Address of principal executive offices) (Zip code)
1999 Stock Incentive Plan, as amended
Amended and Restated 2009 Equity Incentive Plan

(Full title of the plan)
Mary Ellen Seravalli
Vice President and General Counsel
BroadSoft, Inc.
220 Perry Parkway
Gaithersburg, Maryland 20877
(301) 977-9440

(Name and address of agent for service) (Telephone number, including area code, of agent for service)
Copies to:
Darren K. DeStefano, Esq.
Cooley LLP
One Freedom Square
Reston Town Center
11951 Freedom Drive
Reston, Virginia 20190
(703) 456-8000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered	Price per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.01 per share	3,494,795 shares	$2.90698 - $8.62	$13,370,564.86	$953.32

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon (a) the weighted-average exercise price for outstanding options granted under the Registrant’s 1999 Stock Incentive Plan, as amended (the “1999 Plan”) and the Registrant’s Amended and Restated 2009 Equity Incentive Plan (the “2009 Plan”), and (b) the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on June 24, 2010. The chart below details the calculations of the registration fee:

	Number of	Offering Price Per		Aggregate
Securities	Shares	Share (2)		Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2009 Plan and the 1999 Plan	2,932,699	$2.90698	(2)(a)	$8,525,297.34
Shares issuable upon vesting of restricted stock units granted under the 2009 Plan (3)	283,099	$8.62	(2)(b)	$2,440,313.38
Shares reserved for future grant under the 2009 Plan (4)(5)	278,997	$8.62	(2)(b)	$2,404,954.14
Proposed Maximum Aggregate Offering Price				$13,370,564.86
Registration Fee				$953.32

(3)	Restricted stock units do not have an exercise price and the shares underlying the awards are issued only upon or following vesting in accordance with the terms of the 2009 Plan and of the agreements evidencing the awards.

(4)	Pursuant to the terms of the Registrant’s 2009 Plan, (a) any shares subject to outstanding options originally granted under the Registrant’s 1999 Plan that expire or terminate for any reason prior to exercise or settlement, and (b) any shares that have been issued under the Registrant’s 1999 Plan that are forfeited or reacquired by the Registrant as a result of the failure to vest or satisfy any other contingency shall become available for future issuance pursuant to share awards granted under the Registrant’s 2009 Plan. The number of shares registered includes an aggregate of 18,814 shares outstanding under the Registrant’s 1999 Plan and 2009 Plan but that are subject to forfeiture pursuant to the terms of the Registrant’s 1999 Plan and 2009 Plan and of the awards and therefore potentially reissuable in the future pursuant to the 2009 Plan.

(5)	Pursuant to the terms of the Registrant’s 2009 Plan, any shares subject to an outstanding stock award granted under the Registrant’s 2009 Plan that are not delivered to holder of the award because the shares are reacquired by the Registrant to satisfy withholding obligations shall become available for future issuance pursuant to share awards granted under the Registrant’s 2009 Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.
     Not required to be filed with this Registration Statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
     Not required to be filed with this Registration Statement.
PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed by BroadSoft, Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:
     (a) The Company’s prospectus filed on June 16, 2010 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-165484), which contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed.
     (b) The description of the Company’s Common Stock that is contained in a registration statement on Form 8-A filed on June 14, 2010 (File No. 1-34777 under the Exchange Act of 1934, as amended (the “Exchange Act”)), including any amendment or report filed for the purpose of updating such description.
     All other reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

ITEM 4.	DESCRIPTION OF SECURITIES
     Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL
     The validity of the issuance of the Common Stock being offered by this prospectus and certain other legal matters are being passed upon for us by our counsel, Cooley LLP, Reston, Virginia. GC&H Investments LLC, an investment fund affiliated with Cooley LLP, owns 19,071 shares of the Company’s common stock.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     As permitted by the Delaware General Corporation Law, the Company’s amended and restated certificate of incorporation and bylaws provide that: (i) the Company is required to indemnify the Company’s directors to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Company may, in its discretion, indemnify the Company’s officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) the Company is required, upon satisfaction of certain conditions, to advance all expenses incurred by the Company’s directors in connection with certain legal proceedings; (iv) the rights conferred in the bylaws are not exclusive; and (v) the Company is authorized to enter into indemnification agreements with the Company’s directors, officers, employees and agents.
     The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of the Company’s affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the Company’s best interests. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.
     At present, no litigation or proceeding is pending that involves any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.
     The Company maintains a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Company for those losses for which the Company lawfully indemnified the directors and officers. The policy contains various exclusions.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.
     Not applicable.

ITEM 8.	EXHIBITS

Exhibit
Number		Description

3.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2	(2)	Amended and Restated Bylaws of the Registrant.

4.1	(3)	Specimen Stock Certificate evidencing shares of common stock.

4.2	(4)	Form of warrant to purchase shares of Series C-1 redeemable convertible preferred stock issued in connection with the Registrant’s 2005 loan financing.

4.3	(5)	Warrant to purchase shares of common stock issued to ORIX Finance Equity Investors, LP, dated as of September 26, 2008.

Exhibit
Number		Description

4.4	(6)	Fourth Amended and Restated Registration Rights Agreement, dated as of June 26, 2007.

4.5	(7)	First Amendment to Fourth Amended and Restated Registration Rights Agreement, dated as of November 25, 2008.

4.6	(8)	Second Amendment to Fourth Amended and Restated Registration Rights Agreement, dated as of December 23, 2008.

4.7	(9)	Third Amendment to Fourth Amended and Restated Registration Rights Agreement, dated as of October 19, 2009.

4.8		Reference is made to Exhibits 3.1 and 3.2.

5.1		Opinion of Cooley LLP.

23.1		Consent of Cooley LLP (included in Exhibit 5.1).

23.2		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1		Power of Attorney (included on the signature page of this Form S-8).

99.1	(10)	BroadSoft, Inc. 1999 Stock Incentive Plan, as amended.

99.2	(11)	Form of Stock Option Grant Agreement for BroadSoft, Inc. 1999 Stock Incentive Plan.

99.3	(12)	Form of Common Stock Purchase Agreement and Stock Restriction Agreement for BroadSoft, Inc. 1999 Stock Incentive Plan.

99.4	(13)	Stock Restriction Agreement by and between James A. Tholen and the Registrant, dated as of August 30, 2007

99.5	(14)	BroadSoft, Inc. Amended and Restated 2009 Equity Incentive Plan.

99.6	(15)	Form of Stock Option Agreement for BroadSoft, Inc. Amended and Restated 2009 Equity Incentive Plan.

99.7	(16)	Form of Restricted Stock Unit Award Agreement for BroadSoft, inc. Amended and Restated 2009 Equity Incentive Plan.

(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-34777), originally filed with the Securities and Exchange Commission on June 25, 2010, and incorporated herein by reference.

(2)	Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(3)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on June 1, 2010, and incorporated herein by reference.

(4)	Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(5)	Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(6)	Filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(7)	Filed as Exhibit 4.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(8)	Filed as Exhibit 4.7 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(9)	Filed as Exhibit 4.8 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(10)	Filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(11)	Filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(12)	Filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(13)	Filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(14)	Filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on June 1, 2010, and incorporated herein by reference.

(15)	Filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on June 1, 2010, and incorporated herein by reference.

(16)	Filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on June 1, 2010, and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS
1.	The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on this 28th day of June, 2010.

BroadSoft, Inc.
By:	/s/ Mary Ellen Seravalli
Mary Ellen Seravalli
Vice President and General Counsel

POWER OF ATTORNEY
     Know all Persons By These Presents, that each person whose signature appears below constitutes and appoints Michael Tessler, James A. Tholen and Mary Ellen Seravalli, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Michael Tessler Michael Tessler	President, Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2010

/s/ James A. Tholen James A. Tholen	Chief Financial Officer (Principal Financial and Accounting Officer)	June 28, 2010

/s/ Robert P. Goodman Robert P. Goodman	Director and Chairman of the Board	June 28, 2010

/s/ John J. Gavin, Jr.	Director	June 28, 2010

John J. Gavin, Jr.

Signatures	Title	Date

/s/ Douglas L. Maine	Director	June 28, 2010

Douglas L. Maine

/s/ John D. Markley, Jr.	Director	June 28, 2010

John D. Markley, Jr.

/s/ Andrew M. Miller	Director	June 28, 2010

Andrew M. Miller

/s/ Joseph R. Zell	Director	June 28, 2010

Joseph R. Zell

EXHIBIT INDEX

Exhibit
Number		Description

3.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2	(2)	Amended and Restated Bylaws of the Registrant.

4.1	(3)	Specimen Stock Certificate evidencing shares of common stock.

4.2	(4)	Form of warrant to purchase shares of Series C-1 redeemable convertible preferred stock issued in connection with the Registrant’s 2005 loan financing.

4.3	(5)	Warrant to purchase shares of common stock issued to ORIX Finance Equity Investors, LP, dated as of September 26, 2008.

4.4	(6)	Fourth Amended and Restated Registration Rights Agreement, dated as of June 26, 2007.

4.5	(7)	First Amendment to Fourth Amended and Restated Registration Rights Agreement, dated as of November 25, 2008.

4.6	(8)	Second Amendment to Fourth Amended and Restated Registration Rights Agreement, dated as of December 23, 2008.

4.7	(9)	Third Amendment to Fourth Amended and Restated Registration Rights Agreement, dated as of October 19, 2009.

4.8		Reference is made to Exhibits 3.1 and 3.2.

5.1		Opinion of Cooley LLP.

23.1		Consent of Cooley LLP (included in Exhibit 5.1).

23.2		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1		Power of Attorney (included on the signature page of this Form S-8).

99.1	(10)	BroadSoft, Inc. 1999 Stock Incentive Plan, as amended.

99.2	(11)	Form of Stock Option Grant Agreement for BroadSoft, Inc. 1999 Stock Incentive Plan.

99.3	(12)	Form of Common Stock Purchase Agreement and Stock Restriction Agreement for BroadSoft, Inc. 1999 Stock Incentive Plan.

99.4	(13)	Stock Restriction Agreement by and between James A. Tholen and the Registrant, dated as of August 30, 2007

99.5	(14)	BroadSoft, Inc. Amended and Restated 2009 Equity Incentive Plan.

99.6	(15)	Form of Stock Option Agreement for BroadSoft, Inc. Amended and Restated 2009 Equity Incentive Plan.

99.7	(16)	Form of Restricted Stock Unit Award Agreement for BroadSoft, inc. Amended and Restated 2009 Equity Incentive Plan.

(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-34777), originally filed with the Securities and Exchange Commission on June 25, 2010, and incorporated herein by reference.

(2)	Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(3)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on June 1, 2010, and incorporated herein by reference.

(4)	Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(5)	Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(6)	Filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(7)	Filed as Exhibit 4.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(8)	Filed as Exhibit 4.7 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(9)	Filed as Exhibit 4.8 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(10)	Filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(11)	Filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(12)	Filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(13)	Filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on March 15, 2010, and incorporated herein by reference.

(14)	Filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on June 1, 2010, and incorporated herein by reference.

(15)	Filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on June 1, 2010, and incorporated herein by reference.

(16)	Filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-165484), originally filed with the Securities and Exchange Commission on June 1, 2010, and incorporated herein by reference.